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                                                                     EXHIBIT 5.1

January 13, 2004

Manhattan Pharmaceuticals, Inc.
787 Seventh Avenue, 48th Floor

New York, NY    10019

         RE:      Registration Statement on Form SB-2

Gentlemen:

         We have acted as counsel to Manhattan Pharmaceuticals, Inc., a Delaware corporation (the "Company"), in connection with the preparation of a registration statement on Form SB-2 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission on or about January 13, 2004 relating to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of the resale by the selling stockholders identified in the Registration Statement of an aggregate of 21,029,163 shares of the Company's common stock, $.001 par value per share, consisting of 7,591,703 issued and outstanding shares (the "Shares") of common stock, 10,000,000 shares of common stock issuable upon conversion of the Series A Convertible Preferred Stock (the "Conversion Shares") and 3,437,460 shares (the "Warrant Shares") of common stock issuable upon the exercise of various outstanding warrants (the "Warrants"). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-B under the Securities Act.

         In connection with the rendering of this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement; (ii) the Certificate of Incorporation and the Bylaws of the Company, as amended, each as currently in effect; (iii) certain resolutions adopted by the Board of Directors of the Company relating to the issuance of the shares covered by the Registration Statement, the preparation and filing of the Registration Statement and certain related matters; and (iv) such other documents, certificates and records as we deemed necessary or appropriate as a basis for the opinions expressed herein.

         In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such copies. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others. We are attorneys licensed to practice in the State of Minnesota and the opinions expressed herein are limited to the laws of the State of Minnesota and the federal securities laws of the United States.

         Based upon and subject to the limitations, qualifications, exceptions and assumptions set forth herein, it is our opinion that:

         1. The Shares have been duly authorized and are validly issued, fully paid and nonassessable.

         2. The Warrant Shares have been duly authorized and, when issued against payment of the requisite exercise price, will be validly issued, fully paid and nonassessable.


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Manhattan Pharmaceuticals, Inc.
January 13, 2004
Page 2

         3. The Conversion Shares have been duly authorized and, when issued upon conversion of the Series A Convertible Preferred Stock in accordance with the terms of such convertible stock, will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to our name under the caption "Validity of Common Stock" in the prospectus filed as part of the Registration Statement.


                                        Very truly yours,

                                        /s/ MASLON EDELMAN BORMAN & BRAND, LLP